EXHIBIT 23.2

                         CONSENT OF WISS & COMPANY, LLP

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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Xechem International, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-3 of Xechem International, Inc. of our report dated February 18, 2000, relating to the balance sheet of Xechem International, Inc. as of December 31, 1999 and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2000 Annual Report on Form 10-KSB of Xechem International, Inc.

                                        WISS & COMPANY, LLP
                                        October 16, 2001